Exhibit 99.1

For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528 Public and Investor Relations beneski.barron@orbital.com

ORBITAL CLOSES TWO MAJOR FINANCING TRANSACTIONS

— Company Closes $135 Million of 9% Senior Notes Offering and Establishes $50 Million
Credit Facility —

(Dulles, VA 10 July 2003) — Orbital Sciences Corporation (NYSE: ORB) today announced that it has closed two financing transactions to replace the company’s existing debt structure. The new arrangements provide Orbital with lower interest rates, longer-term maturities, improved terms and increased borrowing availability.

In the first transaction, Orbital issued $135 million of new 9% Senior Notes due 2011, the net proceeds of which will be used, together with cash on hand, to repurchase and redeem Orbital’s existing $135 million of 12% second priority secured notes due 2006.

Orbital also closed a new four-year, $50 million revolving credit facility, with Bank of America serving as the lead lender in the syndicated line of credit. The Bank of America credit facility replaces the company’s former $35 million revolving line of credit with Wells Fargo/Foothill Capital Corporation.

The company estimates that annual interest expense, including amortization of debt discount and deferred financing costs, will be reduced by over 40%, or more than $10 million per year, as a result of the new debt structure.

“We believe that the placement of lower-cost and longer-term debt and the establishment of a new credit facility provides Orbital with a solid financial foundation with greater financial flexibility to support future growth, profitability and free cash flow,” said Mr. Garrett E. Pierce, Orbital’s Vice Chairman and Chief Financial Officer.

Following the retirement of Orbital’s 12% second priority secured notes and replacement of the company’s former revolving line of credit, during the third quarter of 2003 the company expects to record a debt extinguishment charge of approximately $39 million, including approximately $32 million of non-cash charges to write off unamortized debt discount and deferred financing costs.

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Orbital Closes Two Major Financial Transactions

Orbital develops and manufactures small space and missile systems for commercial, civil government and military customers. The company’s primary products are satellites and launch vehicles, including low-orbit, geostationary and planetary spacecraft for communications, remote sensing and scientific missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense boosters that are used as interceptor and target vehicles. Orbital also offers space-related technical services to government agencies and develops and builds satellite-based transportation management systems for public transit agencies and private vehicle fleet operators.

More information about Orbital can be found at http://www.orbital.com

Note: “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995. Some of the statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than those of historical facts included herein, including those related to the company’s financial outlook, goals, business strategy, projected plans and objectives of management for future operations, new order trends and liquidity are forward-looking statements.

Such “forward-looking statements” involve unknown risks and uncertainties that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements, expressed or implied by such forward-looking statements. Factors such as general economic and business conditions, availability of required capital for Orbital and its affiliates, continued government support and funding for key space and defense programs, the financial condition of major customers, product performance, market acceptance of products, services and technologies, consumer demand, and dependence upon long-term contracts with commercial and government customers may impact the company’s revenues, expenses, profit and cash flow from period to period. These factors and others related to the company’s business are described in further detail in the company’s SEC filings, including its Form 10-K, as amended, for the year ended December 31, 2002. Orbital assumes no obligation to update any such forward-looking information.

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